UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 27, 2013

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

255 Shoreline Drive, Suite 428
Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (877) 700-0527

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2013, the Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. (the "Company") declared four semi-monthly distributions of $0.031084 per share each (an annualized yield of 7.35% based on the new offering price of $10.15 per share, and an annualized yield of 7.46% for shareholders based on the $10.00 price per share) to stockholders of record on February 27, 2013, payable March 15, 2013, stockholders of record on March 14, 2013, payable March 29, 2013, stockholders of record March 28, 2013, payable April 15, and stockholders of record on April 12, 2013, payable on April 30, 2013.

Item 8.01 Other Events.

On February 27, 2013, the Company authorized and declared a special cash distribution equal to $0.077 per share, to be paid to stockholders of record at the close of business February 27, 2013, payable on March 15, 2013. This special distribution shall be paid exclusive of and in addition to the current annualized distribution of 7.46% per share, based on a $10.00 share price. The current and one-time special distributions total an annualized return of 8.12%. Since commencement of operations, the current and special distributions total an annualized return of 8.99% without using any leverage in a short duration portfolio.

Effective for the February 28, 2013 close and onwards, the Pricing Committee of the Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. increased the share price for new investments, from $10.00 to $10.15 per share due to recent upside in the NAV generated from successful refinancings of portfolio companies. As a result of the increase in our public offering price per share, the maximum sales load and the net proceeds per share will correspondingly increase from $1.000 to $1.015 and from $9.000 to $9.135, respectively.

On February 27, 2013, the Board of Directors of the Company appointed Heather Nichols to replace Robert Tuleya as Chief Compliance Officer of VII Peaks-KBR Co-Optivist Income BDC II, Inc, effective March 1, 2013. Both Ms. Nichols and Mr. Tuleya are from Cipperman Compliance Services, LLC.

On February 27, 2013, the Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. approved an amendment to the Expense Reimbursement Agreement by and between VII Peaks-KBR Co-Optivist Income BDC II, Inc., and VII Peaks-KBR BDC Advisor II, LLC, originally adopted on November 9, 2012. A copy of the updated Expense Reimbursement Agreement is appended hereto.

In February, 2013, VII Peaks-KBR Co-Optivist Income BDC II renewed its Crime Policy Financial Institution Bond in the aggregate limit of liability of $500,000 and Directors and Officer’s insurance with an aggregate limit of liability of $2,000,000.

Item 9.01 Financial Statements and Exhibits

99.1 Expense Reimbursement Agreement, dated November 9, 2012 and amended February 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks-KBR Co-Optivist Income BDC II, Inc.

March 1, 2013

By: /s/ Gurpreet S. Chandhoke

Gurpreet S. Chandhoke

Chairman of the Board of Directors,
Chief Executive Officer and President